UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	August 13, 2010

    Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

    (414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

The undersigned registrant hereby adds the following paragraph to its disclosures in Item 1.01 of its Current Report on Form 8-K dated August 13, 2010 (and filed on August 18, 2010):

On August 13, 2010, Journal Communications, Inc. (the “Company”) entered into an amendment of its Amended and Restated Credit Agreement, dated December 2, 2005, among the Company, certain of its subsidiaries from time to time party thereto and the financial institutions from time to time party thereto (as amended, the “Credit Agreement”).  Subsequently, the Company was advised by the administrative agent (the “Agent”) for the Credit Agreement that M&I Marshall & Ilsley Bank (“M&I Bank”) had orally notified the Agent that M&I Bank does not intend to fund future borrowing requests by the Company under that agreement and will return any unused facility fees paid to it for periods after August 13, 2010.  The Agent has notified M&I Bank that they remain obligated to fund further borrowing requests as required by the terms of the Credit Agreement.  Pursuant to the Credit Agreement, M&I Bank has a commitment of $49 million which matures on June 2, 2011 and no commitment maturing thereafter.  As of August 23, 2010, there was no outstanding principal amount of loans drawn under the Credit Agreement’s commitments maturing on June 2, 2011, and the outstanding principal amount of loans drawn under the Credit Agreement’s commitments maturing on December 2, 2013 was $114.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: August 24, 2010	By:	/s/ Andre J. Fernandez
Andre J. Fernandez
Executive Vice President, Finance and Strategy and Chief Financial Officer